Exhibit 25(2)(n) under Form N-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of

Federated Project and Trade Finance Tender Fund:

We consent to the use of our report, dated October 25, 2016, with respect to the financial statements of Federated Project and Trade Finance Tender Fund, as of October 12, 2016, included herein and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the prospectus and the statement of additional information.

/s/ KPMG

Boston, Massachusetts

October 25, 2016